CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of The Engraving Masters, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Uddman, acting in the capacity as the Chief Executive Officer of the Company, and I, Jolene Uddman, acting in the capacity as the Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David Uddman

     David Uddman

     Chief Executive Officer

     July 30, 2008

/s/ Jolene Uddman

     Jolene Uddman

     Chief Financial Officer

     July 30, 2008